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                                                                                       EXHIBIT 11

                                               KEYCORP
                             COMPUTATION OF NET INCOME PER COMMON SHARE
                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1995          1994          1993
                                                          -----------   -----------   -----------
NET INCOME APPLICABLE TO COMMON SHARES
     Net income.........................................  $   824,982   $   853,490   $   709,926
     Less: Preferred dividend requirements..............       16,000        16,000        18,097
                                                          -----------   -----------   -----------
     Net income applicable to Common Shares.............  $   808,982   $   837,490   $   691,829
                                                          ===========   ===========   ===========
NET INCOME PER COMMON SHARE
     Weighted average Common Shares outstanding.........  234,787,423   243,067,487   239,775,188
                                                          ===========   ===========   ===========
     Net income applicable to Common Shares.............  $   808,982   $   837,490   $   691,829
                                                          ===========   ===========   ===========
     Net income per Common Share........................  $      3.45   $      3.45   $      2.89
                                                          ===========   ===========   ===========
NET INCOME PER COMMON SHARE -- PRIMARY
     Weighted average Common Shares outstanding.........  234,787,423   243,067,487   239,775,188
     Dilutive common stock options (1)..................    2,246,571     2,398,245     1,803,680
                                                          -----------   -----------   -----------
     Weighted average Common Shares and Common Share
       equivalents outstanding..........................  237,033,994   245,465,732   241,578,868
                                                          ===========   ===========   ===========
     Net income applicable to Common Shares.............  $   808,982   $   837,490   $   691,829
                                                          ===========   ===========   ===========
     Net income per Common Share........................  $      3.41   $      3.41   $      2.86
                                                          ===========   ===========   ===========
NET INCOME PER COMMON SHARE -- FULLY DILUTED
     Weighted average Common Shares outstanding.........  234,787,423   243,067,487   239,775,188
     Dilutive common stock options (1)..................    3,519,099     2,400,089     1,944,892
                                                          -----------   -----------   -----------
     Weighted average Common Shares and Common Share
       equivalents outstanding..........................  238,306,522   245,467,576   241,720,080
                                                          ===========   ===========   ===========
     Net income applicable to Common Shares.............  $   808,982   $   837,490   $   691,829
                                                          ===========   ===========   ===========
     Net income per Common Share........................  $      3.39   $      3.41   $      2.86
                                                          ===========   ===========   ===========
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[FN]

---------------
(1) Dilutive common stock options are based on the treasury stock method using average market price in computing net income per Common Share -- primary, and the higher of period-end market price or average market price in computing net income per Common Share -- fully diluted.


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